Exhibit T3A-51

Commonwealth of Puerto Rico Department of State Transaction Date: 06-Jul-2016 Register No: 377455 Order No: 1127257

Commonwealth of Puerto Rico

Department of State

Certificate of Formation of a Limited Liability Company

Article I - Limited Liability Company Name

The name of the Domestic Limited Liability Company is: COLUMBIA CARE PUERTO RICO LLC Desired term for the entity name is: LLC

Article II - Principal Office and Resident Agent
Its principal office in the Commonwealth of Puerto Rico will be located at:

Street Address	P.O. Box 938, CULEBRA, PR, 00775
Mailing Address	P.O. Box 938, CULEBRA, PR, 00775
Phone	(978) 289-1088

The name, street and mailing address of the Resident Agent in charge of said office is:

Name	Vita, Nicholas
Street Address	P.O. Box 938, CULEBRA, PR, 00775
Mailing Address	P.O. Box 938, CULEBRA, PR, 00775
Email	nkv@col-care.com
Phone	(978) 289-1088

Article III - Nature of Business

This is a For Profit entity whose nature of business or purpose is as follows:

Any valid purpose for which a limited liability company may be formed in Puerto Rico.

Article IV - Authorized Persons

The name, street and mailing address of each Authorized Person is as follows:

Name	Vita, Nicholas
Street Address	70 Industrial Ave East Suite B, LOWELL, MA, 01852
Mailing Address	70 Industrial Ave East Suite B, LOWELL, MA, 01852
Email	nkv@col-care.com

Article V - Administrators

Faculties will not end by presenting this Certificate.

Certificate of Formation of a Limited Liability Company	Page 1 of 2

COLUMBIA CARE PUERTO RICO LLC	Domestic Limited Liability Company

Article VI - Terms of Existence

The term of existence of this entity will be: Perpetual

The date from which the entity will be effective is: 06-Jul-2016

Supporting Documents

Document	Date Issued

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I/We Vita, Nicholas, the undersigned, for the purpose of forming a limited liability company pursuant to the laws of Puerto Rico, hereby swear that the facts herein stated are true. This 6th day of July, 2016.

Certificate of Formation of a Limited Liability Company	Page 2 of 2